UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2022

PRECIPIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36439	91-1789357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRPO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 15, 2022, David Seth Cohen (“Mr. Cohen”), a director of Precipio, Inc. (the “Company”) adopted a stock trading plan (the “Plan”) in accordance with a Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the Company’s insider trading policy. In accordance with Rule 10b5-1 of the Exchange Act, the Company’s Insider Trading and Anti-Tipping Policy permits issuers, officers, directors and employees who are not then in possession of material non-public information to enter into a pre-arranged plan for buying or selling Company stock under specified conditions and at specified times. In accordance with Rule 10b5-1, Mr. Cohen will not have discretion over purchases or sales made under the Plan.

Mr. Cohen’s Plan, which is intended to comply with Rule 10b5-1, provides that on any trading date, up to 200,000 shares of common stock Mr. Cohen holds are expected to be sold into the marketplace by a broker, subject to satisfaction of certain conditions (including minimum sale price threshold set at or above $5.00 per share, which price is above the market price of $1.04 at the time of adoption as set forth in the Plan. It is expected that sales under the Plan will commence on or after September 1, 2022 and will be completed within one year.

Transactions under the Plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: September 19, 2022